Exhibit 23.a

Consent of Independent Registered Public Accounting Firm

Mercantile Bank Corporation

Grand Rapids, Michigan

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 2, 2020, relating to the consolidated financial statements, the effectiveness of Mercantile Bank Corporation’s internal control over financial reporting, and schedules of Mercantile Bank Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

(Signed manually)

BDO USA, LLP

Grand Rapids, Michigan

June 1, 2020